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                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 30, 1999

                        CBL & Associates Properties, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                         1-12494                     62-1545718
--------                         -------                     ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


         One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001



                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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                        CBL & ASSOCIATES PROPERTIES, INC.

     Item 5. Other Events. On April 30, 1999, the Board of Directors of the Company authorized and declared a distribution of one right (a "Right") for each of its outstanding shares of common stock, par value $.01 per share ("Common Stock"). The distribution is payable as of May 14, 1999 (the "Record Date") to holders of record of shares of Common Stock on that date. Each Right entitles the registered holder thereof to purchase from the Company one ten-thousandth of a share of Series 1999 Junior Participating Preferred Stock, par value $.01 per share, of the Company ("Series 1999 Preferred Stock") at a price of $100.00 (the "Purchase Price"), subject to certain adjustments. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and BankBoston, N.A., as rights agent (the "Rights Agent").

     Initially the Rights will not be exercisable, certificates will not be sent to stockholders and the Rights will automatically trade with the shares of Common Stock.

     The Rights, unless earlier redeemed or exchanged by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (other than certain exceptions set forth below, an "Acquiring Person") has acquired beneficial ownership or voting control of 15% or more of the outstanding shares of Common Stock and (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer, the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more of the Company's outstanding shares of Common Stock (even if no shares of Common Stock are actually acquired pursuant to such offer); prior thereto, the Rights will not be exercisable, will not be represented by a separate certificate and will not be transferable apart from the shares of Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate itself. An Acquiring Person does not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, or any trust or other entity holding shares of Common Stock for or pursuant to the terms of any such plan, (iv) any person or group of affiliated or associated persons whose beneficial ownership or voting control of 15% or more of the outstanding shares of Common Stock results solely from a reduction in the number of outstanding shares of Common Stock (provided that any such person or group that does not become an Acquiring Person by reason of the exception provided by this clause (iv) shall become an Acquiring Person upon acquisition of any additional outstanding shares of Common Stock unless such acquisition of additional shares of Common Stock will not result in such person or group becoming an Acquiring Person), or (v) Charles B. Lebovitz and members of his family.



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     Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of shares of Common Stock outstanding as of the Record Date also will constitute the transfer of the Rights attaching to such shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of shares of Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights will expire at the close of business on April 29, 2009 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

     The number of one ten-thousandths of a share of Series 1999 Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a share distribution on, or a subdivision or combination of, the shares of Common Stock. The Purchase Price for the Rights is subject to adjustment in certain events.

     Unless the Rights are earlier redeemed or exchanged, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock having a market value at the time of the transaction equal to two times the Exercise Price.

     In addition, unless the Rights are earlier redeemed or exchanged, in the event that after the time that a person or group of affiliated or associated persons becomes an Acquiring Person the Company were to be acquired in a merger or other business combination (in which any shares are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose rights will thereupon become null and void), will from and after such date have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

     The Rights Agreement provides that, notwithstanding any provision of the Rights Agreement to the contrary, no Right will be exercisable for a number of shares of Common Stock that would cause the ownership limit set forth in the Company's Amended and Restated Certificate of Incorporation, as it may be amended from time to time (or any successor document), to be exceeded.



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     At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors may issue shares of Common Stock in exchange for the Rights (other than Rights owned by the Acquiring Person, which will have become null and void), in whole or part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     The Rights Agreement provides that the Company may pay cash in lieu of issuing fractional shares upon exercise or redemption of the Rights.

     At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (or such earlier or later date as may be authorized by the Board of Directors), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right ("Redemption Price"), payable at the election of the Company in cash, shares of Common Stock or other consideration determined to be appropriate by the Board of Directors. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of at least two-thirds of the Directors. Following the effective time of the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

     For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive distributions.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.01 per Right at any time until the close of business on the tenth day (or such earlier or later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of the voting shares.

     The form of Rights Agreement between the Company and BankBoston, N.A., as Rights Agent, specifying the terms of the Rights, which includes as Exhibit B the form of Summary of Rights to Purchase Shares of Series 1999 Junior Participating Preferred Stock and as Exhibit C the form of Rights Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit.



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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibits
         --------

         The following exhibit is filed as part of this report:

         99.1. Form of Rights Agreement between CBL & Associates Properties, Inc. and BankBoston, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Summary of Rights to Purchase Shares of Series 1999 Junior Participating Preferred Stock and as Exhibit C the form of Rights Certificate.




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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        By: /s/ Charles B. Lebovitz
                                            ---------------------------
                                            Name:  Charles B. Lebovitz
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer
May 4, 1999



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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

99.1 Form of Rights Agreement between CBL & Associates Properties, Inc. and BankBoston, N.A., as Rights Agent. The Rights Agreement includes as Exhibit B the form of Summary of Rights to Purchase Shares of Series 1999 Junior Participating Preferred Stock and as Exhibit C the form of Rights Certificate.